SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report:       May 10, 2001

MLM WORLD NEWS TODAY, INC.
(Formerly Global-Link Enterprises, Inc.)

Nevada
(State or other jurisdiction of incorporation)

000-24109	91-1937382
(Commission File No.)	(IRS Employer Identification No.)

3633 Camino Del Rio South Suite # 107
San Diego, CA 92108
(619) 584-3100

Item 4. Change in Registrants Certifying Accountant.
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 16

Item 4. Change in Registrants Certifying Accountant

      (a)   Previous independent accountants

(i)	On May 10, 2001, the Registrant elected to replace HJ & Associates, L.L.C. as its independent accountants.

(ii)	The report of HJ & Associates, L.L.C. on the Registrants financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The Registrant audit committee and Board of Directors participated in and approved the decision to change independent accountants.

(iv)	During the Registrants two most recent fiscal years and through May 10, 2001, there have been no disagreements with HJ & Associates, L.L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of HJ & Associates, L.L.C. would have caused them to make reference thereto in their report on financial statements for such years.

(v)	The registrant has requested that HJ & Associates, L.L.C. furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements. A copy of such letter, dated May 10, 2001, is filed as Exhibit 16 to this Form 8-K.

      (b)   New independent accountants

(i)	The Registrant engaged Andrew Smith, CPA at its new independent accountant as of May 10, 2001. During the two most recent fiscal years and through May 10, 2001, the Registrant has not consulted with Andrew Smith, CPA on items which (1) are described in Regulation S-K Item 304 (a) (2) (i) or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304 (a) (2) (ii).

Item 7. Financial Statements and Exhibits

      (c)   Exhibits

16. Letter dated May 10, 2001 from HJ & Associates, L.L.C., the Registrant’s former accountants, to the SEC.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MLM WORLD NEWS TODAY, INC.

Date: May 14, 2001	/S/ James C. Frans

By: James C. Frans
Its: President

Date: May 14, 2001	/S/ Robert L. Schultz

By: Robert L. Schultz
Its: Secretary

Date: May 14, 2001	/S/ Paul A. Harbison

By: Paul A. Harbison
Its: Chief Financial Officer